news release

Contact: Janice McDill
Phone: 312.698.6707
Email: janice.mcdill@grubb-ellis.com

Grubb & Ellis Hires JMP Securities as Strategic Advisor

SANTA ANA, Calif. (March 21, 2011) – Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that it has engaged JMP Securities to explore strategic alternatives, including the potential sale or merger of the company.

“The Board is pleased to formalize this engagement with JMP Securities, which has an intimate working knowledge of our company and each of our businesses,” said C. Michael Kojaian, chairman of the board. “While the management team has made progress restructuring the business and driving top-line growth, we believe now is the time to explore opportunities on how to best leverage the broad platform and capabilities of the company into an improving market for the benefit of all stakeholders. We have received unsolicited inquiries, and decided that a formal process is in the best interest of all of our constituents.”

In conjunction with today’s announcement, the Board also determined, as permitted, not to declare the quarterly dividend to holders of its 12% Cumulative Participating Perpetual Convertible Preferred Stock.

“A formal process to explore a transaction which affords the company the opportunity to drive additional scale across our platform is in the best interests of our corporate stakeholders, clients, broker-dealer partners and Grubb & Ellis professionals. We look forward to working with JMP in this process,” said Thomas P. D’Arcy, president and chief executive officer.

About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 5,200 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment management business, the company is a leading sponsor of real estate investment programs. For more information, visit www.grubb-ellis.com.

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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300         Santa Ana, CA 92705         714.667.8252

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Grubb & Ellis Hires JMP Securities as Strategic Advisor

Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and events in future periods to be materially different from those anticipated, including risks and uncertainties related to the financial markets. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further weakness in the company’s Investment Management business, including the velocity and volume of equity raised; (ii) the general economic downturn and recessionary pressures on transaction values of sales and leasing transactions and businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity in general, and in the current macroeconomic and credit environment, in particular; (viii) the inability of the company’s subsidiary, NNN Realty Advisors, Inc. to come into compliance with the contractually specified net worth requirements with respect to approximately 30 percent of the tenant-in-common programs managed by the company; (ix) the nature and amount of the net intercompany balance between the company and its wholly-owned subsidiary, NNN Realty Advisors, Inc., (x) the occurrence of bankruptcies by unaffiliated, individual investor entities in the company’s tenant-in-common programs which may result in demands for payments on certain non-recourse/carve-out guaranty and indemnification obligations issued by the company’s subsidiaries, which may, in turn, in the event such guaranty or indemnification obligations cannot be met, result in a cross-default under the company’s issued and outstanding Convertible Senior Notes; (xi) the ultimate outcome in various legal proceedings concerning tenant-in-common programs sponsored by the company’s subsidiaries, including the arbitration proceeding with respect to the Met 10 Center in Texas; and (xii) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009, Form 10-Q for the three-month periods ending March 31, 2010, June 30, 2010 and September 30, 2010 and in other Current Reports on Form 8-K filed by the company from time to time with the Securities and Exchange Commission. The company does not undertake any obligation to update forward-looking statements.

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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300         Santa Ana, CA 92705         714.667.8252